EXHIBIT 99.1

Limelight Networks(R) Reports Second Quarter 2013 Financial Results

TEMPE, Ariz., Aug. 7, 2013 (GLOBE NEWSWIRE) -- Limelight Networks, Inc. (Nasdaq:LLNW) ("Limelight"), a global leader in Digital Presence Management, today announced second quarter 2013 financial results.

"Today Limelight reported revenue for the second quarter of 2013 of $42.8 million and an adjusted EBITDA loss of approximately $500,000. This quarter's results while disappointing, reflect the impact of changes we are making to implement our long term mission of helping customers better engage digital audiences," said Bob Lento, Chief Executive Officer. "We have launched several initiatives bringing renewed discipline and speed to product development and network operations. Customer support and satisfaction is a top priority, as is ensuring that Limelight is an employer of choice in our markets. We have also established a clear process for identifying customers who value quality, performance, availability, and service, while moving away from contracts that do not provide long-term economic value. These changes, while necessary, may affect short-term results. With these initiatives underway, we are accelerating time to market for product releases, increasing network capacity, and driving sales efficiencies."

Recent Business Highlights

Limelight continues to enhance its position as a leader in the Digital Presence Management marketplace.

  Second quarter 2013 value added services were 36% of total revenue, up from 35% in the first quarter of 2013.
  Limelight Launched Orchestrate V2.0 and outlined our roadmap of innovation that we believe will lead us to our vision of a fully integrated and operationalized Digital Presence platform.
  Increased available network capacity for new and existing customers by 2 Terabits per second.

Financial Results for Limelight's 2013 second quarter included:

  Revenue from continuing operations of $42.8 million.
  An adjusted EBITDA loss of approximately $500,000.
  Cash flows from operations of $4.7 million.
  Non-GAAP net loss of $7.2 million, or $0.07 cents per basic share.
  GAAP loss from continuing operations of $11.2 million, or $0.12 cents per basic share.
  Capital expenditures of $4.5 million.
  The Company ended the quarter with no bank debt and approximately $119 million in cash and cash equivalents and short-term marketable securities.

Financial Tables

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 82,111	$ 108,915
Marketable securities	36,755	19,040
Accounts receivable, net	24,494	26,602
Income taxes receivable	310	471
Deferred income tax	67	38
Prepaid expenses and other current assets	10,107	12,308
Total current assets	153,844	167,374
Property and equipment, net	33,990	41,251
Marketable securities, less current portion	8	18
Deferred income tax, less current portion	2,908	2,838
Goodwill	80,493	80,278
Other intangible assets, net	5,007	6,387
Other assets	6,129	6,735
Total assets	$ 282,379	$ 304,881

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 8,229	$ 6,730
Deferred revenue	6,542	6,892
Capital lease obligation	777	1,301
Income taxes payable	841	519
Other current liabilities	11,455	14,866
Total current liabilities	27,844	30,308
Capital lease obligation, less current portion	501	824
Deferred income tax	376	461
Deferred revenue, less current portion	2,230	797
Other long-term liabilities	4,980	5,261
Total liabilities	35,931	37,651
Commitments and contingencies	--	--
Stockholders' equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	--	--
Common stock, $0.001 par value; 300,000 shares authorized at June 30, 2013 and December 31, 2012;
96,836 and 98,038 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	97	98
Additional paid-in capital	453,083	452,258
Contingent consideration	33	33
Accumulated other comprehensive loss	(2,945)	(709)
Accumulated deficit	(203,820)	(184,450)
Total stockholders' equity	246,448	267,230
Total liabilities and stockholders' equity	$ 282,379	$ 304,881

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012

Revenues	$ 42,763	$ 45,813	$ 44,447	$ 88,576	$ 88,763
Cost of revenue:
Cost of services *	21,870	22,052	20,379	43,923	40,880
Depreciation - network	6,120	6,680	7,184	12,800	14,013
Total cost of revenue	27,990	28,732	27,563	56,723	54,893
Gross profit	14,773	17,081	16,884	31,853	33,870
Operating expenses:
General and administrative *	8,365	8,073	8,053	16,438	16,373
Sales and marketing *	10,699	10,484	11,762	21,183	23,394
Research & development *	5,650	5,741	4,986	11,391	10,152
Depreciation and amortization	1,442	1,450	1,450	2,892	2,848
Total operating expenses	26,156	25,748	26,251	51,904	52,767

Operating loss	(11,383)	(8,667)	(9,367)	(20,051)	(18,897)

Other income (expense):
Interest expense	(21)	(27)	(46)	(48)	(96)
Interest income	79	70	83	149	189
Other, net	143	568	56	711	(30)
Total other income	201	611	93	812	63

Loss from continuing operations before income taxes	(11,182)	(8,056)	(9,274)	(19,239)	(18,834)
Income tax expense	51	80	163	131	300

Loss from continuing operations	(11,233)	(8,136)	(9,437)	(19,370)	(19,134)

Discontinued operations:
Loss from discontinued operations, net of income taxes	--	--	(391)	--	(700)

Net loss	$ (11,233)	$ (8,136)	$ (9,828)	$ (19,370)	$ (19,834)

Net loss per share:
Basic
Continuing operations	$ (0.12)	$ (0.08)	$ (0.10)	$ (0.20)	$ (0.18)
Discontinued operations	$ --	$ --	$ --	$ --	$ (0.01)
Total	$ (0.12)	$ (0.08)	$ (0.10)	$ (0.20)	$ (0.19)

Diluted
Continuing operations	$ (0.12)	$ (0.08)	$ (0.10)	$ (0.20)	$ (0.18)
Discontinued operations	$ --	$ --	$ --	$ --	$ (0.01)
Total	$ (0.12)	$ (0.08)	$ (0.10)	$ (0.20)	$ (0.19)

Shares used in per share calculations:
Basic	96,257	96,818	102,783	96,538	103,505
Diluted	96,257	96,818	102,783	96,538	103,505

* Includes share-based compensation (see supplemental table for figures)

LIMELIGHT NETWORKS, INC.
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012
Supplemental financial data (in thousands):

Share-based compensation:

Cost of revenues	$ 513	$ 505	$ 485	$ 1,018	$ 991
General and administrative	1,605	1,621	1,290	3,226	3,067
Sales and marketing	595	663	829	1,258	1,666
Research and development	514	561	617	1,075	1,448

Total share-based compensation	$ 3,227	$ 3,350	$ 3,221	$ 6,577	$ 7,172

Depreciation and amortization:

Network-related depreciation	$ 6,120	$ 6,680	$ 7,184	$ 12,800	$ 14,013
Other depreciation and amortization	724	718	721	1,442	1,424
Amortization of intangible assets	718	732	729	1,450	1,424

Total depreciation and amortization	$ 7,562	$ 8,130	$ 8,634	$ 15,692	$ 16,861

Net (decrease) increase in cash, cash equivalents and marketable securities:	$ (1,341)	$ (7,758)	$ (12,042)	$ (9,099)	$ (15,605)

End of period statistics:

Approximate number of active customers	1,358	1,406	1,494	1,358	1,494

Number of employees	495	499	528	495	528

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012

Cash flows from operating activities:
Net loss	$ (11,233)	$ (8,136)	$ (9,828)	$ (19,370)	$ (19,834)
Loss from discontinued operations	--	--	(391)	--	(700)
Net loss from continuing operations	(11,233)	(8,136)	(9,437)	(19,370)	(19,134)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,562	8,130	8,634	15,692	16,861
Share-based compensation	3,227	3,350	3,221	6,577	7,172
Deferred income taxes	(118)	(171)	(62)	(289)	(174)
Foreign currency remeasurement gain	(284)	(861)	(247)	(1,145)	(344)
Loss on sale of property and equipment	22	--	13	22	13
Accounts receivable charges	207	326	458	533	884
Amortization of premium on marketable securities	184	96	143	280	242
Non cash tax benefit associated with sale of discontinued operations	--	--	--	--	--
Non cash increase in cost basis investment	--	--	(154)	--	(528)
Changes in operating assets and liabilities:
Accounts receivable	2,835	(1,260)	(1,302)	1,575	(1,022)
Prepaid expenses and other current assets	878	1,085	1,813	1,963	1,452
Income taxes receivable	7	141	(223)	148	(258)
Other assets	461	106	(4)	567	(2,134)
Accounts payable	946	(96)	603	850	(22)
Deferred revenue	(615)	1,698	(509)	1,083	265
Other current liabilities	708	(1,947)	955	(1,239)	(291)
Income taxes payable	53	307	322	360	(178)
Other long term liabilities	(167)	(116)	50	(282)	(458)
Net cash provided by operating activities	4,673	2,652	4,274	7,325	2,346

Cash flows from investing activities:
Purchase of marketable securities	(7,931)	(38,039)	(8,713)	(45,970)	(24,182)
Maturities of marketable securities	5,000	22,895	6,879	27,895	14,182
Purchases of property and equipment	(4,519)	(2,603)	(4,432)	(7,122)	(10,112)
Proceeds from sale of discontinued operations	119	--	1,011	119	6,850
Net cash used in investing activities	(7,331)	(17,747)	(5,255)	(25,078)	(13,262)

Cash flows from financing activities:
Payments on capital lease obligations	(417)	(429)	(445)	(846)	(881)
Proceeds from exercise of stock options	2	--	7	2	125
Cash paid for purchase of common stock	--	(5,512)	(11,941)	(5,512)	(13,102)
Payment of employee tax withholdings related to restricted stock	(771)	(1,358)	(259)	(2,129)	(518)
Net cash used in financing activities	(1,186)	(7,299)	(12,638)	(8,485)	(14,376)
Effect of exchange rate changes on cash and cash equivalents	(208)	(358)	(85)	(566)	(28)
Net decrease in cash and cash equivalents	(4,052)	(22,752)	(13,704)	(26,804)	(25,320)
Cash and cash equivalents, beginning of period	86,163	108,915	108,733	108,915	120,349
Cash and cash equivalents, end of period	$ 82,111	$ 86,163	$ 95,029	$ 82,111	$ 95,029

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use Non-GAAP net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to illustrate the impact of the effects of share-based compensation, litigation expenses, amortization of intangibles, acquisition related expenses, and discontinued operations. We define EBITDA as GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, depreciation and amortization, and discontinued operations. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for operational expenses that we do not consider reflective of our ongoing operations. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors' use of operating performance comparisons from period to period. In addition, it should be noted that our performance-based executive officer bonus structure is tied closely to our performance as measured in part by certain non-GAAP financial measures.

The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under United States generally accepted accounting principles, or United States GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with United States GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with United States GAAP. Some of these limitations include, but are not limited to:

  EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
  they do not reflect changes in, or cash requirements for, our working capital needs;
  they do not reflect the cash requirements necessary for litigation costs;
  they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
  they do not reflect income taxes or the cash requirements for any tax payments;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
  while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
  other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP net income (loss) and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

LIMELIGHT NETWORKS, INC.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012

U.S. GAAP net loss	$ (11,233)	$ (8,136)	$ (9,828)	$ (19,370)	$ (19,834)

Share-based compensation	3,227	3,350	3,221	6,577	7,172
Litigation defense expenses	109	42	(31)	151	18
Acquisition related expenses	(9)	(24)	68	(33)	(419)
Amortization of intangible assets	718	732	729	1,450	1,424
Loss from discontinued operations	--	--	391	--	700

Non-GAAP net loss	$ (7,188)	$ (4,036)	$ (5,450)	$ (11,225)	$ (10,939)

LIMELIGHT NETWORKS, INC.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012

U.S. GAAP net loss	$ (11,233)	$ (8,136)	$ (9,828)	$ (19,370)	$ (19,834)

Depreciation and amortization	7,562	8,130	8,634	15,692	16,861
Interest expense	21	27	46	48	96
Interest and other (income) expense	(222)	(638)	(139)	(860)	(159)
Income tax expense	51	80	163	131	300
Loss from discontinued operations	--	--	391	--	700

EBITDA	(3,821)	(537)	(733)	(4,359)	(2,036)

Share-based compensation	3,227	3,350	3,221	6,577	7,172
Litigation defense expenses	109	42	(31)	151	18
Acquisition related expenses	(9)	(24)	68	(33)	(419)

Adjusted (loss) EBITDA	$ (494)	$ 2,831	$ 2,525	$ 2,336	$ 4,735

Conference Call

At approximately 4:30 p.m. EDT (1:30 p.m. PDT) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S. The conference call will also be audiocast live from http://www.limelight.com and a replay will be available following the call from the Company's website.

Safe-Harbor Statement

This press release contains forward-looking statements concerning, among other things, the outlook for the Company's revenues, net loss and stock-based compensation expenses, customer growth, market growth, pricing pressures, expansion into additional market segments, product and services improvements, the integration of acquired businesses and litigation and acquisition related expenses. Forward-looking statements represent the current judgment and expectations of Limelight Networks and are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, but not limited to, risks and uncertainties discussed in the Company's Annual Report on Form 10K and other filings with the Securities and Exchange Commission and the final review of the results and amendments and preparation of quarterly or annual financial statements, including consultation with our outside auditors. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

About Limelight Networks, Inc.

Limelight Networks, Inc. (Nasdaq:LLNW) is a global leader in Digital Presence Management. The Limelight Orchestrate Digital Presence Management Platform ("the Orchestrate Platform") is an integrated suite of cloud-based Software as a Service (SaaS) and Infrastructure as a Service (IaaS) applications and services that allow organizations to optimize all aspects of their online digital presence across web, mobile, social, and large screen channels. The Orchestrate Platform leverages Limelight's scalable, high-performance global network to offer advanced features for: content delivery; website personalization; content targeting; online video publishing; mobile enablement and monetization; web content management; transcoding; and cloud storage – combined with social media integration and powerful analytics. Limelight's team of digital presence experts help organizations streamline processes and optimize business results across all customer interaction channels to deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance their customer relationships – all while reducing costs. For more information, please visit www.limelight.com, and be sure to follow us on Twitter at www.twitter.com/llnw.

Copyright (C) 2013 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.

CONTACT: Gillian Reckler
         602-753-6965
         ir@llnw.com